CONTRACTOR SERVICES AGREEMENT

This Contractor Services Agreement (the “Agreement”) is entered into as of the 23rd day of November, 2011, by and between Li3 Energy, Inc., a Nevada corporation, with a business address of Av. Pardo y Aliaga 699 Of. 802 Lima 27, Perú (the “Company”), and R&M Global Advisors, Inc., a Texas Limited Liability Company, with a business address of 6363 Woodway Dr., Suite 1000, Houston, Texas 77057 (“Contractor”).

INTRODUCTION

WHEREAS, the Company is in the mining exploration and development business (the “Business”); and

WHEREAS, Contractor is experienced in the Business and provides executive services to companies in the Business through its principals and/or employees; and

WHEREAS, the Company wishes to retain the services of Eric E. Marin (the “Executive”), the Managing Director of Contractor, as its Interim Chief Financial Officer pursuant to the terms and conditions set forth herein; and

WHEREAS, the Contractor is willing to provide the services of the Executive as Interim Chief Financial Officer of the Company pursuant to the terms and conditions set forth herein;

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual promises herein below set forth, the parties hereby agree that Contractor shall make available to the Company, and the Company shall receive, the services of the Executive as follows:

1.           Service Period.  The term of the Executive’s service period by the Company pursuant to this Agreement (the “Service Period”) shall commence as of September 15, 2011 (the “Effective Date”) and shall continue for a period of six (6) months from the Effective Date.  Thereafter, the Service Period shall automatically renew for successive periods of six (6) months, unless either party shall have given to the other at least thirty (30) days’ prior written notice of their intention not to renew the Executive’s service prior to the end of the Service Period or the then applicable renewal term, as the case may be.  In any event, the Service Period may be terminated as provided herein.

2.           Duties.

(a)           General. Subject to the terms and conditions set forth herein, the Company shall engage Contractor to provide the services of the Executive to act as the Interim Chief Financial Officer of the Company during the Service Period, and the Contractor on behalf of the Executive hereby accepts such service.  The duties assigned and authority granted to the Executive shall generally be those set forth in Exhibit A attached hereto and as otherwise determined by the Company’s Board of Directors (the “Board”) from time to time.  The Executive agrees to perform his duties for the Company diligently, competently, and in a good faith manner and to use his best efforts to promote and serve the best interests of the Company.

(b)           Out-of-Scope Services.  The parties understand and agree that the Company may request Contractor to provide additional services to the Company that are outside of the scope of Executive’s duties as Interim Chief Financial Officer hereunder (“Out-of-Scope Services”).  The Company shall pay Contractor for any Out-of-Scope Services performed by Executive at a standard rate (the “Hourly Rate”), which is currently $250 per hour, and shall reimburse Contractor’s reasonable expenses in providing such services.  Contractor may adjust the Hourly Rate no more frequently than once every twelve (12) months, upon thirty (30) days prior written notice to the Company.

(c)           Place of Work.  It is acknowledged that the Executive's services shall be performed primarily at Contractor’s office in Houston, Texas at no office, relocation or travel expense to the Company. The parties acknowledge, however, that Executive may be required to travel in connection with the performance of his duties hereunder, in which case his reasonable travel expenses will be paid by the Company.

3.           Base Fee.  The Contractor shall be entitled to receive a fee from the Company during the Service Period at the rate of fifteen thousand U.S. dollars (US$15,000) per month (the “Base Fee”), payable in advance, via wire, on the first day of every month.  Beginning on the first anniversary of the Effective Date, the Base Fee may be increased on each anniversary of the Effective Date, at the Board’s sole discretion.  The parties expressly agree that what the Contractor or the Executive receives now or in the future, in addition to the regular Base Fee, whether this be in the form of benefits or regular or occasional aid/assistance, such as recreation, club memberships, meals, education for him or his family, vehicle, lodging or clothing, occasional bonuses or anything else he receives, during the Service Period and any renewals thereof, in cash or in kind, shall not be deemed as salary.  However, because the Company is a public company subject to the reporting requirements of, inter alia, the US Securities and Exchange Commission, both parties acknowledge that the Contractor’s/Executive’s annual compensation (as determined by the rules of the SEC or any other regulatory body or exchange having jurisdiction), which may include some or all of the foregoing, may be required to be publicly disclosed.

4.           Initial Fee.  The Company shall pay to Contractor a one-time fee (the “Initial Fee”) in the amount of fifteen thousand U.S. dollars (US$15,000) for which Contractor will promptly invoice the Company.

5.            Expense Reimbursement.  The Company shall reimburse the Contractor for all reasonable business, promotional, travel and entertainment expenses ("Reimbursable Expenses") incurred or paid by it or the Executive during the Service Period in the performance of Executive’s services under this Agreement, provided that the Contractor furnishes to the Company appropriate documentation required by the Internal Revenue Code in a timely fashion in connection with such expenses and shall furnish such other documentation and accounting as the Company may from time to time reasonably request.

6.           Termination; Compensation Due Upon Termination of Service.   Contractor’s service with the Company shall be entirely “at-will,” meaning that either Contractor or the Company may terminate such relationship by terminating this Agreement in writing delivered to the other party at any time for any reason or for no reason at all, subject, however, to the following. The Executive's services hereunder may terminate as provided in paragraphs (a) through (e) below.  The Contractor’s right to compensation for periods after the date the Executive’s services with the Company terminates shall be determined in accordance with the provisions of paragraphs (a) through (e) below:

(a)           Voluntary Resignation.  The Contractor may terminate the Exeutive’s services at any time upon thirty (30) days prior written notice to the Company, or immediately with Good Reason (as defined below).  The following events shall constitute “Good Reason” unless they are accompanied by Executive’s express written consent:

(i) the assignment to the Executive of duties that are significantly different from, and that result in a substantial diminution of, the duties that he assumed on the Effective Date;

(ii) removal of the Executive from his position as Interim Chief Financial Officer, or the assignment to the Executive of duties that are significantly different from, and that result in a substantial diminution of, the duties that he assumed as Interim Chief Financial Officer;

(iii) a reduction by the Company in the then applicable Base Fee; or

(iv) a breach by the Company of any material term of this Agreement that is not cured by the Company within 30 days following receipt by the Company of written notice thereof.

In the event of the Contractor’s  termination of Executive's services, the Company shall have no obligation to make payments to the Contractor in accordance with the provisions of Sections 3 or 4, except as otherwise required by this Agreement or by  applicable law, to provide the benefits described in Section 5, for periods after the date on which the Executive's service with the Company terminates due to the Contractor's voluntary termination, except for the payment of any unpaid Base Fee or Initial Fee accrued through the date of such resignation.

(b)           Termination by the Company.  Upon thirty (30) days prior written notice to the Contractor, or immediately in the event of Cause (as defined below), the Company may terminate Executive’s services.   The following events shall constitute “Cause”:

(i)           any act or omission that constitutes a material breach by the Contractor or the Executive of any of its or his obligations under this Agreement;

(ii)           the willful and continued failure or refusal of the Executive to satisfactorily perform the duties reasonably required of him as a Contractor of the Company;

(iii)          the Contractor’s or the Executive’s conviction of, or plea of nolo contendere to, (i) any felony or (ii) a crime involving dishonesty or moral turpitude or which could reflect negatively upon the Company or otherwise impair or impede its operations;

(iv)          the Contractor’s or the Executive’s engaging in any misconduct, negligence, act of dishonesty (including, without limitation, theft or embezzlement), violence, threat of violence or any activity that could result in any violation of federal securities laws, in each case, that is injurious to the Company or any of its Affiliates;

(v)           the Contractor’s or the Executive’s material breach of a written policy of the Company or the rules of any governmental or regulatory body applicable to the Company;

(vi)          the Contractor’s or the Executive’s refusal to follow the directions of the Board;

(vii)         any other willful misconduct by the Contractor or the Executive which is materially injurious to the financial condition or business reputation of the Company or any of its Affiliates, or

(viii)        the Contractor’s or the Executive’s breach of its or his obligations under Section 7 or Section 8.

In the event Executive’s service is terminated by the Company, the Company shall have no obligation to make payments to the Contractor or Executive in accordance with the provisions of Sections 3 or 4, or, except as otherwise required by law, to provide the benefits described in Section 5, for periods after the Executive's service with the Company is terminated, except for any unpaid Base Fee and/or Initial Fee accrued through the date of such termination.

(c)           Death. The Executive's services hereunder shall terminate upon the death of the Executive.  The Company shall have no obligation to make payments to the Contractor or the Executive in accordance with the provisions of Sections 3 or 4, or, except as otherwise required by law or the terms of any applicable benefit plan, to provide the benefits described in Section 5, for periods after the date of the Executive's death except for any unpaid Base Fee and/or Initial Fee earned and accrued through the date of death, payable to the Contractor or its successor.

(d)    Notice of Termination.    Any termination of service by the Company or the Contractor shall be communicated by a written ‘‘Notice of Termination’’ to the other party hereto given in accordance with Section 14 of this Agreement. In the event of a termination by the Company for Cause, the Notice of Termination shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s service under the provision so indicated and (iii) specify the date of termination, which date shall be the date of such notice. The failure by the Contractor or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Contractor or the Company, respectively, hereunder or preclude the Contractor or the Company, respectively, from asserting such fact or circumstance in enforcing the Contractor’s or the Company’s rights hereunder.

(e)    Resignation from Directorships and Officerships.    The termination of the Executive’s services for any reason will constitute the Executive’s resignation from (i) any director, officer or Contractor position the Executive has with the Company or any of its Affiliates, and (ii) all fiduciary positions (including as a trustee) the Executive holds with respect to any benefit plans or trusts established by the Company. The Contractor and the Executive agree that this Agreement shall serve as written notice of resignation in this circumstance, unless otherwise required by any plan or applicable law.

7.           Non-Solicitation.  During the Service Period and for a period of 12 months following termination of the Executive’s service with the Company, neither the Contractor nor Executive shall:

(i) solicit or hire, or attempt to recruit, solicit or hire, any employee, or independent contractor of the Company, or its Affiliates, to leave the employment (or independent contractor relationship) thereof, whether or not any such employee or independent contractor is party to an employment agreement; or

(ii) attempt in any manner to solicit or accept from any customer of the Company or any of its Affiliates, with whom the Company or any of its Affiliates had significant contact during the term of the Agreement, business of the kind or competitive with the business done by the Company or any of its Affiliates with such customer or to persuade or attempt to persuade any such customer to cease to do business or to reduce the amount of business which such customer has customarily done or is reasonably expected to do with the Company or any of its Affiliates or if any such customer elects to move its business to a person other than the Company or any of its Affiliates, provide any services (of the kind or competitive with the Business of the Company or any of its Affiliates) for such customer, or have any discussions regarding any such service with such customer, on behalf of such other person.

8.	Confidentiality Covenants.

(a)           The Contractor and the Executive understand that the Company and/or its Affiliates, from time to time, may impart to him confidential information, whether such information is written, oral or graphic.

For purposes of this Agreement, “Confidential Information” means information, which is used in the business of the Company or its Affiliates and (i) is proprietary to, about or created by the Company or its Affiliates, (ii) gives the Company or its Affiliates some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of the Company or its Affiliates, (iii) is designated as Confidential Information by the Company or its Affiliates, is known by the Executive to be considered confidential by the Company or its Affiliates, or from all the relevant circumstances should reasonably be assumed by the Contractor or the Executive to be confidential and proprietary to the Company or its Affiliates, or (iv) is not generally known by non-Company personnel.  Such Confidential Information includes, without limitation, the following types of information and other information of a similar nature (whether or not reduced to writing or designated as confidential):

(i) Internal personnel and financial information of the Company or its Affiliates, information regarding oil and gas properties including reserve information, vendor information (including vendor characteristics, services, prices, lists and agreements), purchasing and internal cost information, internal service and operational manuals, and the manner and methods of conducting the business of the Company or its Affiliates;

(ii) Marketing and development plans, price and cost data, price and fee amounts, pricing and billing policies, bidding, quoting procedures, marketing techniques, forecasts and forecast assumptions and volumes, and future plans and potential strategies (including, without limitation, all information relating to any oil and gas prospect and the identity of any key contact within the organization of any acquisition prospect) of the Company or its Affiliates which have been or are being discussed;

(iii) Names of customers and their representatives, contracts (including their contents and parties), customer services, and the type, quantity, specifications and content of products and services purchased, leased, licensed or received by customers of the Company or its Affiliates; and

(iv) Confidential and proprietary information provided to the Company or its Affiliates by any actual or potential customer, government agency or other third party (including businesses, consultants and other entities and individuals).

The Contractor and the Executive hereby acknowledge the Company’s exclusive ownership of such Confidential Information.

(b)           The Contractor and the Executive agree as follows: (1) only to use the Confidential Information to provide services to the Company and its Affiliates; (2) only to communicate the Confidential Information to fellow employees, agents and representatives on a need-to-know basis; and (3) not to otherwise disclose or use any Confidential Information, except as may be required by law or otherwise authorized by the Board. Upon demand by the Company or upon termination of the Executive’s services, the Contractor and the Executive will deliver to the Company all manuals, photographs, recordings and any other instrument or device by which, through which or on which Confidential Information has been recorded and/or preserved, which are in the Contractor’s or the Executive’s possession, custody or control.

9.           Representation.  Each of the Contractor and the Executive hereby represents that Contractor’s entry into this Agreement and Executive’s performance of the services hereunder will not violate the terms or conditions of any other agreement to which the Contractor or the Executive is a party.

10.           Arbitration.  In the event of any breach arising from the performance of this Agreement, either party may request arbitration.  In such event, the parties will submit to arbitration by a qualified arbitrator with the definition and laws of the State of Texas.  Such arbitration shall be final and binding on both parties.

11.           Governing Law/Jurisdiction.  This Agreement and any disputes or controversies arising hereunder shall be construed and enforced in accordance with and governed by the internal laws of the State of Texas.

12.           Public Company Obligations.  Contractor and Executive acknowledge that the Company is a public company whose Common Stock has been registered under the US Securities Act of 1933, as amended (the “Securities Act”), and may in future be registered under the US Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that this Agreement may be subject to the public filing requirements of the Exchange Act.  Contractor acknowledges and agrees that the applicable insider trading rules, transaction reporting rules, limitations on disclosure of non-public information and other requirements set forth in the Securities Act, the Exchange Act and rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) may apply to this Agreement and Contractor’s services with the Company.  Contractor absolutely and unconditionally agrees to indemnify and hold harmless the Company and all of its past, present and future affiliates, executors, heirs, administrators, shareholders, employees, officers, directors, attorneys, accountants, agents, representatives, predecessors, successors and assigns from any and all claims, debts, demands, accounts, judgments, causes of action, equitable relief, damages, costs, charges, complaints, obligations, controversies, actions, suits, proceedings, expenses, responsibilities and liabilities of every kind and character whatsoever (including, but not limited to, reasonable attorneys’ fees and costs) in the event of Contractor’s breach of any obligation of Contractor under the Securities Act, the Exchange Act, any rules promulgated by the SEC and any other applicable federal, state or foreign laws, rules, regulations or orders.

13.           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes and cancels any and all previous agreements, written and oral, regarding the subject matter hereof between the parties hereto.  This Agreement shall not be changed, altered, modified or amended, except by a written agreement signed by both parties hereto.

14.           Notices.  All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been given when delivered to the party to whom addressed or when sent by telecopy (if promptly confirmed by registered or certified mail, return receipt requested, prepaid and addressed) to the parties, their successors in interest, or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

(a)           to the Company at:

Li3 Energy, Inc.
Av. Pardo y Aliaga 699
Of. 802
Lima 27, Perú
Attn: Mr. Luis Saenz
Fax: 511 4211649

with a copy to:

Gottbetter & Partners, LLP
488 Madison Avenue
New York, NY 10022-5718
Attn: Adam S. Gottbetter
Fax: (212) 400-6901

(b)           to the Contractor at:

R&M Global Advisors, LLC
6363 Woodway
Suite 1000
Houston, Texas 77057
Attn: Eric E. Marin
Email: eric.marin@rmglobaladvisors.com

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section, be deemed given upon facsimile confirmation, (iii) if delivered by mail in the manner described above to the address as provided for in this Section, be deemed given on the earlier of the third business day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section).  Either party may, by notice given to the other party in accordance with this Section, designate another address or person for receipt of notices hereunder.

15.           Severability.  If any term or provision of this Agreement, or the application thereof to any person or under any circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms to the persons or under circumstances other than those as to which it is invalid or unenforceable, shall be considered severable and shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.  The invalid or unenforceable provisions shall, to the extent permitted by law, be deemed amended and given such interpretation as to achieve the economic intent of this Agreement.

16.           Waiver.  The failure of any party to insist in any one instance or more upon strict performance of any of the terms and conditions hereof, or to exercise any right or privilege herein conferred, shall not be construed as a waiver of such terms, conditions, rights or privileges, but same shall continue to remain in full force and effect.  Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

17.           Successors and Assigns.  This Agreement shall be binding upon the Company and any successors and assigns of the Company.  Neither this Agreement nor any right or obligation hereunder may be assigned by the Contractor or the Executive.  The Company may assign this Agreement and its right and obligations hereunder, in whole or in part.

18.           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

19.           Headings.  Headings in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

20.           Opportunity to Seek Advice.  The Contractor and the Executive acknowledge and confirms that they have had the opportunity to seek such legal, financial and other advice and representation as they have deemed appropriate in connection with this Agreement, that they are fully aware of its legal effect, and that Contractor has entered into it freely based on its and Executive’s his judgment and not on any representations or promises other than those contained in this Agreement.

21.           Withholding and Payroll Practices.  All fees or other payments made by the Company under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law and shall be paid in the ordinary course pursuant to the terms of this Agreement.

[The next page is the signature page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Li3 Energy, Inc.,
a Nevada corporation

	By:	/s/ Luis Saenz
Name: Luis Saenz
Title: CEO

R&M Global Advisors, LLC,
a Texas Limited Liability Company

	By:	/s/ Eric Marin
Name: Eric Marin
Title: Managing Director

Acknowledged and agreed by:

Witness:	EXECUTIVE:

/s/ David V. Flores	/s/ Eric E. Marin
Name: David V. Flores	Eric E. Marin

EXHIBIT A
Description of Executive’s Duties

Eric E. Marin

Interim Chief Financial Officer

The Interim Chief Financial Officer is accountable to the Chief Executive Officer for the appropriate leadership, guidance, planning, for the Company’s financial accounting and controls.

The Interim Chief Financial Officer’s duties and responsibilities shall include:

•
Review and certification of the Company’s periodic reports in accordance with applicable law and the rules of any exchange or quotation system on which the Company’s securities may from time to time be listed or quoted;

•	Preparation of Company budgets at least annually;

•	Manage all accounting-related relationships with third pary service providers;

•	Manage the Company’s disbursements and collection of moneys;

•	Be available for Board meetings and liaise regularly with all senior staff;

•	Development and maintenance of accounting and internal control policies and processes; and

•
Such activities as may be reasonably assigned by the Company’s Chief Executive Officer or the Board, whether related to SOX compliance matters, corporate strategy, risk management or otherwise appropriate for an officer holding the title of Chief Financial Officer.